SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      November 3, 2010

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07: Submission of Matters to a Vote of Security Holders.

On November 3, 2010, Coach, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to four proposals.  A total of 251,036,640 votes were cast as follows:

Proposal Number 1 – Election of Directors:  Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 22,747,203 broker non-votes with respect to this proposal.

Name	Votes For	Votes Withheld
Lew Frankfort	219,920,376	8,369,061
Susan Kropf	225,426,761	2,862,676
Gary Loveman	225,535,748	2,753,689
Ivan Menezes	225,532,873	2,756,564
Irene Miller	222,201,489	6,087,948
Michael Murphy	225,379,446	2,909,991
Jide Zeitlin	225,511,568	2,777,869

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for fiscal year 2011:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
246,562,297	4,295,146	179,197	0

Proposal Number 3 – Approval of the Coach, Inc. 2011 Incentive Award Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
141,378,997	86,456,260	454,180	22,747,203

Proposal Number 4 – Stockholder proposal re eliminating the use of fur in the Company’s Products:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
10,504,687	173,834,791	43,949,959	22,747,203

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 4, 2010

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Senior Vice President, General Counsel
and Secretary